SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material under Sec. 240.14a-12

EVANS & SUTHERLAND COMPUTER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

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(3)Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ] Fee paid previously with preliminary materials

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 6, 2018

Dear Evans & Sutherland Shareholder:

You are cordially invited to attend Evans & Sutherland’s 2017 annual meeting of shareholders to be held on Thursday, May 24, 2018, at 11:00 a.m., local time, at our principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.  In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

Securities and Exchange Commission Rules permit companies to furnish proxy materials to their shareholders by the Internet. As part of our efforts to cut unnecessary expenses and conserve the environment, Evans & Sutherland Computer Corporation has elected to provide Internet access to the Proxy Statement and Annual Report on Form 10-K rather than mailing paper copies. This reduces postage and printing expenses and paper waste. We will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and Annual Report on Form 10-K by the Internet. The Notice of Internet Availability of Proxy Materials and the Proxy Statement also contain instructions on how you can receive a paper copy of the proxy materials.

I hope you will be able to join us.  To ensure your representation at the meeting, I encourage you to vote your shares by following the voting instructions Notice of Internet Availability of Proxy Materials.  Your vote is very important.  Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

Jonathan Shaw

Chief Executive Officer

EVANS & SUTHERLAND

COMPUTER CORPORATION

______________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 24, 2018

______________________________________________

TO THE SHAREHOLDERS:

The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Thursday, May 24, 2018, at 11:00 a.m., local time, at 770 Komas Drive, Salt Lake City, Utah 84108.  At the meeting, you will be asked:

1.To elect two Class I directors to the Evans & Sutherland Computer Corporation Board of Directors to serve for the term more fully described in the accompanying Proxy Statement;

2.To ratify the appointment of Tanner LLC as independent registered public accounting firm of Evans & Sutherland Computer Corporation for the fiscal year ending December 31, 2018;

3.To approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and

4.To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

If you were a shareholder of record at the close of business on March 30, 2018, you may vote at the annual meeting and any adjournment(s) thereof.

This year we are utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing waste. Soon we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2018 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017. The notice provides instructions on how you can request a paper copy of these documents if you desire. Shareholders, whether or not they expect to be present at the meeting, are urged to vote their shares as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials. Any person giving a proxy has the power to revoke it at any time, and shareholders of record who are present at the meeting may withdraw their proxies and vote in person.

FOR THE BOARD OF DIRECTORS

Paul L. Dailey

Chief Financial Officer and Corporate Secretary

Salt Lake City, Utah

April 6, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2018.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

www.es.com/about/proxy/

EVANS & SUTHERLAND

COMPUTER CORPORATION

770 Komas Drive

Salt Lake City, Utah 84108

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

______________________________________________

GENERAL

Evans & Sutherland Computer Corporation, a Utah corporation (“we,” “us,” “our,” “Evans & Sutherland” or the “Company”), is soliciting the attached proxy on behalf of its Board of Directors (the “Board” or “Board of Directors”) to be voted at the 2018 annual meeting of shareholders to be held on Thursday, May 24, 2018, at 11:00 a.m., local time, or at any adjournment or postponement thereof.  The annual meeting of shareholders will be held at Evans & Sutherland’s principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s shareholders will soon receive by mail a Notice of Internet Availability.  We began mailing the Notice of Internet Availability on or about April 10, 2018.

By the date of mailing of the Notice of Internet Availability through the conclusion of the Meeting, shareholders will be able to access all of the proxy materials on the internet at www.es.com/about/proxy/. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Company’s Annual Report on Form 10-K) over the internet or through other methods specified at the website designated in the Notice of Internet Availability.

The Company will pay the cost of soliciting proxies.  These costs include the expenses of preparing and delivering proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material.  In addition to solicitation by mail, Evans & Sutherland’s directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise.  Directors, officers, or employees of the Company will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur.

VOTING OF PROXIES

Your shares will be voted as you direct on your submitted proxy.  If you do not specify on your submitted proxy how you want to vote your shares, we will vote submitted proxies:

•FOR the election of the Board of Directors’ nominees for directors;

•FOR ratification of the appointment of Tanner LLC as Evans & Sutherland’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

We do not know of any other business that may be presented at the annual meeting.  If a proposal other than those listed in the notice is presented at the annual meeting, your submitted proxy gives authority to the persons named in the proxy to vote your shares on such matters at their discretion.

REQUIRED VOTE

Record holders of shares of Evans & Sutherland’s common stock, par value $0.20 per share, at the close of business on March 29, 2018, may vote at the annual meeting.  Each shareholder has one vote for each share of common stock the shareholder owns.  At the close of business on March 29, 2018, there were 11,352,516 shares of common stock outstanding.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a plurality of the votes cast.  Evans & Sutherland’s Amended and Restated Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business.  An automated system administered by Evans & Sutherland’s transfer agent tabulates the votes.  Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.  Each is tabulated separately.  Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

REVOCABILITY OF PROXIES

You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the annual meeting and voting in person. If your shares are held by your broker, bank or other agent, follow the instructions provided by them.

PROPOSAL ONE
ELECTION OF DIRECTORS

COMPOSITION OF BOARD OF DIRECTORS

The Company’s Board of Directors currently consists of six directors. The Board of Directors is divided into three classes. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders. Any vacancy on the Board of Directors not resulting from an increase in the number of directors may be filled by a majority of the directors then in office for the unexpired term of the vacant class filled.

The current composition of the Board is:

Class I Directors (term expiring at the 2018 Annual Meeting):James P. McCarthy

William E. Stringham

Class II Directors (term expiring at the 2019 Annual Meeting):Jonathan Shaw

L. Tim Pierce

Class III Directors (term expiring at the 2020 Annual Meeting):William Schneider

E. Michael Campbell

At the 2018 annual meeting, two Class I directors are to be elected, each of whom will serve until the 2021 Annual Meeting or until his successor is duly elected and qualified.

The Board of Directors has nominated, for election at the 2018 annual meeting, James P. McCarthy and William E. Stringham as Class I directors.  Unless you specify otherwise, your returned proxy will be voted in favor of the Board’s nominees.  In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy.  The Board of Directors has no reason to believe that its nominees will be unavailable or unable to serve as directors.

VOTE REQUIRED

A plurality of the votes cast at the annual meeting is required to elect a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE NOMINEES LISTED ABOVE

DIRECTORS

The Board of Directors has determined that all outside directors, Dr. Campbell, Mr. Pierce, General McCarthy, Dr. Schneider and Mr. Stringham, are independent within the requirements of the applicable NASDAQ listing standards.  There are no family relationships among any of Evans & Sutherland’s directors or executive officers.  Set forth below is the principal occupation of, and certain other information regarding, the nominees and those directors whose terms of office will continue after the annual meeting.

Class I Director Nominees – Terms Ending 2021

William E. Stringham has been a director of Evans & Sutherland since November 2015. Since 2006 Mr. Stringham has served as the managing partner of 42 Ventures, a venture capital firm he founded, which focuses on software driven businesses that deliver innovative products and services to highly defined markets. Since April 2012, Mr. Stringham has also served as Operating Partner & Executive Advisory Board Member of NexPhase Capital Partners, a private equity firm that targets equity investments in middle market, growth-oriented companies in various sectors including software. He has led the development of software investment practices and successful investments in software businesses. Mr. Stringham earned Bachelor of Science degrees in Philosophy and Political Science at the University of Utah where he was a member of the Phi Beta Kappa academic honor society, served as student body President, and awarded a Truman Scholarship. Mr. Stringham also earned an MBA from Harvard Business School. The Company believes Mr. Stringham’s extensive experience in the development and operation of software oriented businesses brings valuable expertise to its Board of directors.  Age 54

General James P. McCarthy, USAF (ret.) has been a director of Evans & Sutherland since May 2004.  General McCarthy has been teaching at the U.S. Air Force Academy since retirement in 1992 and currently is the ARDI Professor of National Security and the Director of the Institute for Information Technology Applications.  General McCarthy chaired the Task Force on Operation Enduring Freedom Lessons Learned in Afghanistan and Iraq and was a member of the Defense Science Board.  General McCarthy has served on the Defense Policy Board advising the Secretary of Defense, among others.  General McCarthy served as director of NAVSYS Corporation from 1998 to 2007 and as a director of EADS North America from 2003-2007.  The Company believes that General McCarthy’s military leadership experience and expertise with complex engineered systems including simulation displays is a valuable complement to the other directors’ qualifications. Age: 83

Class II Directors Continuing in Office – Terms Ending 2019

Jonathan Shaw was appointed Chief Executive Officer and director of Evans & Sutherland in September 2016. Mr. Shaw has been employed in a number of positions with Spitz, Inc., the Company’s wholly owned subsidiary, including President and Chief Executive Officer since 2001, Chief Operating Officer between 1998 and 2001, Vice President of Sales and Technology between 1992 and 1998, Director of Engineering from 1989 until 1992 and project engineer between 1986 and 1989. Previously, he held various roles with Mobil Oil Corporation between 1978 and 1986, including project engineer, advanced engineer and senior engineer.  Mr. Shaw received a Bachelor of Science Degree in Mechanical Engineering from the University of Delaware and an MBA from Widener University. The Company believes that Mr. Shaw’s past positions with the Company and his leadership role as Chief Executive Officer provides the Board of Directors with a needed perspective from within the Company’s operations. Age: 61

L. Tim Pierce, Chairman of the Board, has been a director of Evans & Sutherland since November 2012 and Chairman of the Board since July 2013.  From January 2012 to present, Mr. Pierce has served as Executive Vice President and Chief Financial Officer for UELS, LLC, a provider of services to the energy industry.  From March 2011 until December 2011, he served as Chief Financial Officer for Alliance Health Networks, Inc., an internet social networking company serving the healthcare markets.  From 2009 until March 2011, Mr. Pierce provided operational assistance, capital raising support and due diligence assistance to various companies in a consulting capacity.  From 2006 through 2008, Mr. Pierce held executive positions including Chief Financial Officer and Chief Operations Officer at AKQA, Inc., a global digital advertising company. From 1998 through 2006, Mr. Pierce served as Chief Financial Officer of SBI Group, Inc. a digital marketing and technology services company. From 1988 through 1998, Mr. Pierce served as Chief Financial Officer for Mrs. Fields, a specialty retailer. Prior to 1988, he worked in the audit and assurance departments of PricewaterhouseCoopers and Deloitte & Touche.  Mr. Pierce earned a Bachelor of Science in Accounting from Brigham Young University and is a Certified Public Accountant (inactive).  The Company believes that Mr. Pierce’s education and professional credentials combined with his financial leadership experience make him well qualified for his role as director and Chairman of the Board.  Age 66

Class III Directors Continuing in Office – Term Ending 2020

Dr. William Schneider has been a director of Evans & Sutherland since May 2002.  Dr. Schneider has served as the president of International Planning Services, Inc., a Washington-based international trade and finance firm, since 1986.  In addition, Dr. Schneider is currently an adjunct fellow of the Hudson Institute.  Dr. Schneider serves as an advisor to the U.S. government in several capacities; he is a consultant to the Departments of Defense, Energy, and State, and also serves as a member of the Defense Science Board in the Department of Defense where he served as chairman from 2001 through 2009.  Dr. Schneider is also a Member of the Department of State's Defense Trade Advisory Group.   He earned his Ph.D. degree from New York University in 1968. The Company believes that Dr. Schneider’s experience with the government procurement process and commercial technology businesses will aid the Company in commercializing its technology products. Age: 76

Dr. E. Michael Campbell has been a director of Evans & Sutherland since July 2008.  In June 2015, Dr. Campbell joined the University of Rochester as the Deputy Director and Chief Scientist of the University's Laboratory for Laser Energetics where he also become a director October 2017. From January 2014 until June 2015 he was a Senior Scientist at Sandia National Laboratory where he developed strategic programs in advanced energy, optical and pulsed power technologies. From 2008 through 2013, Dr. Campbell was Director of the Energy Division of Logos Technologies. From 2000 through 2007, he held various senior management positions, most recently Executive Vice-President for Energy, at General Atomics Corporation. He was the director of Laser Programs at Lawrence Livermore National Laboratory from 1994 through 1999.  He is an internationally recognized expert in lasers and their applications and in advanced energy research and development.  He has won numerous awards in these fields, he was a former visiting Trustee of the University of Rochester Laboratory for Laser Energetics and has consulted for Schott Glass, Schafer, and Lockheed Martin Corporations. He obtained his undergraduate and advanced degrees at the University of Pennsylvania, Princeton University, and the University of Western Sydney. The Company believes that Dr. Campbell’s specific experience with laser technology and leading complex scientific development projects can help in the evaluation and strategic planning of the Company’s technology.  Age: 67

BOARD MEETINGS AND COMMITTEES

It is the Board of Directors’ policy to encourage all directors to attend each annual meeting of shareholders.  All directors attended the 2017 annual meeting of shareholders.  In 2017, the Board of Directors held four regularly scheduled quarterly meetings.  In 2017, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. The Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee operates under the Audit Committee Charter and is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934 (the “Exchange Act”).  The Audit Committee Charter can be found on Evans & Sutherland’s website at www.es.com/About/Governance.  The principal functions of the Audit Committee are to:

•monitor the integrity of Evans & Sutherland’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•monitor the independence and performance of Evans & Sutherland’s independent auditors;

•provide an avenue of communication among the independent auditors, management and the Board of Directors;

•encourage adherence to, and continuous improvement of, Evans & Sutherland’s policies, procedures and practices at all levels;

•review areas of potential significant financial risk to Evans & Sutherland; and

•monitor compliance with legal and regulatory requirements.

The Audit Committee of the Board of Directors of Evans & Sutherland is composed of three non-employee directors.  The members of the Committee are L. Tim Pierce, Dr. William Schneider and William E Stringer.  The Board of Directors has determined that all members of the Audit Committee are independent within the requirements of the Exchange Act. The Board of Directors has reviewed the Securities and Exchange Commission’s (the “SEC”) definition of an “audit committee financial expert,” and has determined that L. Tim Pierce qualifies as an audit committee financial expert. The Audit Committee held four meetings in 2017.

The Compensation and Committee (the “Compensation Committee”) operates under the Compensation Committee Charter.  The Compensation Committee Charter can be found on Evans & Sutherland’s website at www.es.com/About/Governance.  The Compensation Committee reviews compensation and benefits for Evans & Sutherland’s executives and administers the grant of equity awards under Evans & Sutherland’s existing plans.  Pursuant to delegated authority from the Board of Directors, Jonathan Shaw, as Chief Executive Officer, approves all employee salaries except for those of Evans & Sutherland’s executive officers.  The Compensation Committee consists of E. Michael Campbell, General James P. McCarthy, and Dr. William Schneider. The Board of Directors has determined that all members of the Compensation Committee qualify as “non-employee directors” for the purposes of Rule 16-B-3 under the Exchange Act. The Compensation Committee held one meeting in 2017. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive and director compensation is provided in the Compensation Committee Charter.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) operates under the Nominating and Corporate Governance Committee Charter.  The Nominating Committee and Corporate Governance Charter can be found on Evans & Sutherland’s website at www.es.com/About/Governance.  The Nominating Committee makes recommendations to the Board of Directors concerning candidates for election as directors, determines the composition of the Board of Directors and its committees, assesses the Board of Directors’ effectiveness, and develops and implements Evans & Sutherland’s Code of Ethics and Business Conduct.

The process followed by the Nominating Committee to identify and evaluate candidates may include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board, as deemed appropriate by the Nominating Committee.  The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services in identifying and evaluating potential candidates.  The Nominating Committee did not retain any such advisors or consultants during 2017.

Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election.  The qualifications of recommended candidates will be reviewed by the Nominating Committee.  If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in Evans & Sutherland’s proxy card for the shareholder meeting at which his or her election is recommended.

Although the Nominating Committee has not established any specific minimum qualifications for director nominees, the Nominating Committee will consider properly submitted shareholder recommendations for candidates who generally have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who would be most effective in conjunction with other directors.  Recommendations from shareholders concerning nominees for election as a director should be sent to: Board of Directors, Nominating and Corporate Governance Committee, Evans & Sutherland Computer Corporation, 770 Komas Dr., Salt Lake City, Utah 84108.  Recommendations must include the candidate’s name, business address and a description of the candidate’s background and qualifications for membership on the Board of Directors.  The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons.  In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria established by the Nominating Committee, which may include considerations such as the candidate’s integrity, business acumen, experience, diligence, conflicts of interest, and the ability to act in the interest of all shareholders.  The Nominating Committee does not necessarily assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.  Evans & Sutherland believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  The Nominating Committee does not have a formal policy regarding diversity, but considers a broad range of attributes and characteristics in evaluating nominees for election to the Board of Directors. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience, as well as non-business experiences and attributes.

The Nominating Committee consists of L. Tim Pierce, Dr. E. Michael Campbell, General James P. McCarthy, Dr. William Schneider and William E. Stringham.  There was one meeting of the Nominating Committee held in 2017.

BOARD LEADERSHIP STRUCTURE AND OVERSIGHT OF RISK

Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board and Chief Executive Officer allows the Board to make such determination at times and in a manner that it believes is in the best interest of our company and its shareholders. The Board believes that having an independent Chair is currently the preferred corporate governance structure for the Company because it strikes an effective balance between management and independent leadership participation in the Board process, and allows the Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chair to lead the Board of Directors in its primary role of review and oversight of management.

Our company’s management is responsible for the day to day assessment and management of the risks we face, while our Board administers its risk oversight function directly and through the Audit Committee and the Compensation Committee. Our Chief Executive Officer, President and Chief Financial Officer regularly report to our Board of Directors and the relevant Committee regarding identified or potential risks. The areas of material risk to our company include strategic, operational, financial, legal and regulatory risks. Our Board of Directors regularly reviews our company’s strategies and attendant risks, and provides advice and guidance with respect to strategies to manage these risks while attaining long- and short-term goals. Financial risks, including internal controls and liquidity risk, are the purview of our Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our company’s independent accountants. In assessing legal or regulatory risks, our Board of Directors and the Audit Committee are advised by management, counsel and experts, as appropriate. The Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation and plans, to ensure that our company’s compensation programs remain consistent and do not encourage excessive risk-taking. The Nominating Committee reviews the effectiveness of the Board’s leadership structure and corporate governance matters.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of business, Evans & Sutherland may engage in transactions which have the potential to create actual or perceived conflicts of interest between Evans & Sutherland and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board of Directors. While Evans & Sutherland has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

•information regarding the goods or services proposed to be provided, or being provided, by or to the related party;

•the nature of the transaction and the costs to be incurred by Evans & Sutherland;

•an analysis of the costs and benefits associated with the transaction, and a comparison of alternative goods or services available to Evans & Sutherland from unrelated parties;

•an analysis of the significance of the transaction to Evans & Sutherland;

•whether the transaction would be in the ordinary course of Evans & Sutherland’s business;

•whether the transaction is on terms comparable to those that could be obtained in an arm’s length dealing with an unrelated third party;

•whether the transaction could result in an independent director no longer being considered independent under applicable rules; and

•any other matters the committee deems appropriate.

After considering these and other relevant factors, the Audit Committee will either (1) approve or disapprove the related party transaction, or (2) notify and request action on the related party transaction by the full Board of Directors. The Audit Committee will not approve any related party transaction which is not on terms that it believes are fair and reasonable to Evans & Sutherland. Based on information provided by the directors and the executive officers, the Audit Committee has determined that there are no related person transactions to be reported in this Proxy Statement.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tanner LLC (“Tanner”), independent registered public accounting firm, has been selected by the Audit Committee as the independent registered public accounting firm to audit the accounts and to report on the consolidated financial statements of Evans & Sutherland for the fiscal year ending December 31, 2018, and the Board of Directors recommends that the shareholders vote for ratification of such selection.  Shareholder ratification of the selection of Tanner as Evans & Sutherland’s independent auditors is not required by Evans & Sutherland’s Amended and Restated Bylaws or otherwise.  However, the Board of Directors is submitting the selection of Tanner for shareholder ratification as a matter of good corporate practice.  Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent auditor at any time during the year if the Audit Committee feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

Neither Tanner, nor any of its members has any financial interest, direct or indirect, in Evans & Sutherland, nor has Tanner, nor any of its members, ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Audit Committee may reconsider its selection.  Representatives of Tanner are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

The affirmative vote of a majority of the common shares present at the annual meeting, in person or by proxy, is required for the ratification of the appointment of Tanner.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF TANNER LLC AS
EVANS & SUTHERLAND’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to cast an advisory vote on the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to SEC compensation disclosure rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to vote on our executive compensation. As an advisory vote, this proposal is not binding upon the Board or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and intends to consider the outcome of the vote when making future compensation decisions for our named executive officers.

We urge shareholders to carefully read the executive compensation tables and related narrative disclosure below, which describes the executive compensation paid to our named executive officers. Our Board and our Compensation Committee believe that the compensation paid to our named executive officers, as described in this Proxy Statement, is effective in achieving our compensation objectives.

Therefore, we ask our shareholders to approve the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED.”

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” APPROVING THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of Evans & Sutherland common stock was beneficially owned as of March 29, 2018 by (i) each person who is known by Evans & Sutherland to beneficially own more than 5% of Evans & Sutherland common stock, (ii) each of Evans & Sutherland’s directors, (iii) each of Evans & Sutherland’s Named Executive Officers (as defined in the Summary Compensation Table below) and (iv) all directors and executive officers of Evans & Sutherland as a group.  Unless indicated otherwise, each holder’s address is c/o Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108.

	Shares Beneficially Owned
	Number (1)	Percent (2)
PRINCIPAL SHAREHOLDERS
Peter R. Kellogg (3)	4,190,973	36.9%
48 Wall Street, 30th Fl., New York, New York 10005

Stuart Sternberg (4)	1,186,592	10.5%
85 Bellevue Avenue, Rye, New York 10580

Thomas R. Demas (5)	1,103,226	9.7%
10412 Balmoral Circle, Charlotte, NC 28210

DIRECTORS
Jonathan Shaw (6)	233,662	2.0%
William Schneider (6)	45,000	*
James P. McCarthy (6)	45,500	*
E. Michael Campbell (6)	55,000	*
L. Tim Pierce (6)	97,847	*
William E Stringham (6)	16,667	*

OTHER NAMED EXECUTIVE OFFICERS
Paul L. Dailey (6)	238,313	2.1%
Kirk Johnson (6)	215,001	1.9%

All directors and executive officers as a group – 8 persons (6)	946,990	7.9%

*Less than one percent

(1)The number of shares beneficially owned by each person or group as of March 29, 2018 includes shares of common stock such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options. To Evans & Sutherland’s knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, the shareholder named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such shareholder’s name.

(2)For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 11,352,516 shares of common stock outstanding on March 29, 2018 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options.

(3)Peter R. Kellogg reported beneficial ownership of 4,190,973 shares through indirect ownership of 3,831,273 shares by Bermuda Partners LP and indirect ownership of 359,700 shares by his spouse, on a Form 4 filed with the SEC by Mr. Kellogg on April 2, 2018.

(4)Stuart Sternberg has sole voting power and sole dispositive power as to 1,186,592 shares according to the Schedule 13G filed with the SEC on February 23, 2018.

(5)Thomas R. Demas reported beneficial ownership of 1,103,226 shares through direct ownership of 872,182 shares and indirect ownership of 231,044 by his spouse, Wilhelmina Demas, on a Form 3 filed with the SEC by Mr. Demas on August 25, 2011.

(6)The table includes the following shares issuable upon exercise of options that are exercisable within 60 days from March 29, 2018: William Schneider, 45,000; James P. McCarthy, 45,000; E. Michael Campbell, 55,000; L. Tim Pierce, 45,000; William E. Stringham, 16,667; Paul L. Dailey, 230,667 and Kirk Johnson, 215,001; all executive officers and directors as a group, 897,335.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned for the fiscal years ended December 31, 2017 and 2016 by the Company’s Chief Executive Officer and each of its two other most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Jonathan Shaw,	2017	$309,179	$30,000	$33,296	$ 16,200	$388,675
Chief Executive Officer (3)	2016	$262,895	$25,000	$110,277	$7,950	$406,122

Kirk Johnson, President & Chief	2017	$293,719	$30,000	$33,296	$16,200	$373,215
Operating Officer	2016	$262,434	$25,000	$92,822	$6,596	$386,852

Paul L. Dailey, Executive Vice-	2017	$288,567	$30,000	$33,296	$16,200	$368,063
President & Chief Financial	2016	$262,085	$30,000	$96,181	$7,950	$396,216
Officer

(1)Represents the grant date fair value of stock option awards, as calculated in accordance with FASB ASC Topic 718. The Company uses the Black-Scholes option pricing model to measure the fair value of stock options. For more information regarding the assumptions used in determining grant date fair value refer to Note 10 to the Company's consolidated financial statements included in its 2017 Annual Report on Form 10-K and its 2016 Annual Report on Form 10-K, as applicable.

(2)Consists of 401(k) employer contributions.

(3)Mr. Shaw was appointed Chief Executive Officer in September 2016.

See “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” below for additional information regarding the Employment Contracts and Change-In-Control Agreements between the Company and the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named at the fiscal year ended December 31, 2017.

	Shares Underlying	Shares Underlying	Option
	Unexercised Options	Unexercised Options	Exercise	Option
Name	Exercisable	Unexercisable	Price ($)	Expiration Date

Jonathan Shaw		30,000	$ 1.375	03/01/27
	25,000	100,000	0.809	09/02/26
	10,000	20,000	0.858	02/18/26
	20,000	10,000	0.331	02/19/25
	30,000		0.132	02/20/24
	20,000		0.030	02/2123
	20,000		0.226	02/28/22
	20,000		0.880	03/03/21
	25,000		0.166	02/25/19
	7,500		1.188	02/22/18

Paul L. Dailey		30,000	$ 1.375	03/01/27
	12,000	48,000	1.309	12/15/26
	13,334	26,666	0.858	02/18/26
	26,666	13,334	0.331	02/19/25
	30,000		0.132	02/20/24
	30,000		0.030	02/21/23
	20,000		0.226	02/28/22
	20,000		0.880	03/03/21
	30,000		0.166	02/25/19
	10,000		1.188	02/22/18

Kirk Johnson		30,000	$ 1.375	03/01/27
	20,000	80,000	0.809	09/02/26
	10,000	20,000	0.858	02/18/26
	20,000	10,000	0.331	02/19/25
	30,000		0.132	02/20/24
	20,000		0.030	02/2123
	20,000		0.226	02/28/22
	20,000		0.880	03/03/21
	25,000		0.166	02/25/19
	5,000		1.188	02/22/18

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employee Arrangements

Evans & Sutherland believes that it is in its interest to secure the services of key executives and that it is appropriate to provide such executives with protection in the event their employment with Evans & Sutherland is terminated under certain circumstances.  Therefore, Evans & Sutherland entered into new employment agreements with Messrs. Shaw and Johnson on September 2, 2016 and Mr. Dailey on December 15, 2016. Pursuant to the agreement with Mr. Shaw, Mr. Shaw shall continue to serve in his position or other positions as may be assigned by the Board until the term of service is terminated or amended in accordance with his agreement.  Pursuant to the agreements with Messrs. Dailey and Johnson, each of these individuals shall continue to serve in their respective positions or other positions as may be assigned by the Chief Executive Officer until the terms of service are terminated or amended in accordance with their respective agreements.  Further, Evans & Sutherland agreed to continue to pay Messrs. Shaw, Dailey and Johnson their annualized base salary subject to adjustment as provided in their respective agreements for the terms of their agreements.  Such annualized base salary may be increased from time to time in accordance with the normal business practices of Evans & Sutherland.  Evans & Sutherland also agreed that Messrs. Shaw, Dailey and Johnson shall be entitled to participate in Evans & Sutherland’s incentive program and other benefits normally provided to employees of Evans & Sutherland similarly situated, including being added as a named officer on Evans & Sutherland’s existing directors’ and officers’ liability insurance policy.

In the case of termination of employment for any of Messrs. Shaw, Dailey or Johnson (a) by the employee for good reason, or (b) by the Company without cause or as a result of death or disability, the terminated employee will be entitled to a termination payment equal to 135% such individual’s then current calendar year base salary and to continuation of certain other benefits payable over a period of 12 months after the date of termination.

Under the agreements, Messrs. Shaw, Dailey and Johnson are subject to customary noncompetition provisions during their employment and for 12 months following the termination of their employment, and to customary assignment of inventions provisions during their employment and to customary confidentiality provisions at all times during and after their employment.

Change-in-Control Agreements

Pursuant to change-in-control provisions included in the employment agreements entered into by Evans & Sutherland and Messrs. Shaw, Dailey and Johnson, if in conjunction with a change in control the employee terminates his employment for good reason (as defined in their respective agreements), or Evans & Sutherland terminates the employee’s employment for any reason other than death, disability, or cause (as defined in their respective agreements), the employee shall be entitled to a termination payment equal to 135% times his then current calendar year base salary and continuation of certain other benefits for a period of one year.

SUMMARY DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid to directors by Evans & Sutherland for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Dr. E. Michael Campbell	$28,000	$11,833	$39,883
General James P. McCarthy	28,000	11,833	39,883
L. Tim Pierce	36,000	11,833	47,883
Dr. William Schneider	28,000	11,833	39,833
William E. Stringham	28,000	11,833	39,833

1.Represents the grant date fair value of stock option awards, as calculated in accordance with FASB ASC Topic 718. The Company uses the Black-Scholes option pricing model to measure the fair value of stock options. At December 31, 2017, the aggregate number of option awards outstanding held by directors was as follows: Dr. Campbell 65,000; General McCarthy 65,000; Mr. Pierce 55,000; Dr. Schneider 65,000; and Mr. Stringham 30,000.

Mr. Pierce receives a $8,000 retainer for each quarter served as Chairman of the Board plus $1,000 for each Board meeting attended. Each of our other non-employee directors receives a $6,000 retainer for each quarter plus $1,000 for each Board meeting attended.  There is no separate compensation for committee participation.  Each non-employee director first appointed or elected to the Board receives, as of the date of such appointment or election, an option to purchase up to 10,000 shares of our common stock. In addition, on the first day of each fiscal year thereafter, each non-employee director then serving as a director receives an option to purchase up to 10,000 shares of our common stock; provided, however, that in no event shall any non-employee director be granted additional options if options previously granted to such non-employee director equals or exceeds 100,000 shares of our common stock. The exercise price for options granted to non-employee directors was equal to 110% of the fair market value of our common stock as of the date of grant. The options have a term of ten years and become exercisable in three annual installments on the first, second and third anniversaries of the date of the grant. However, each option expires upon the Board member’s termination for cause or willful termination from the Board; expires 90 days after the Board member’s termination from the Board by Evans & Sutherland if not for cause; and becomes fully vested and exercisable until the expiration date of such option as a result of retirement from the Board.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

Management is responsible for Evans & Sutherland’s internal controls and financial reporting process.  Evans & Sutherland’s independent registered accounting firm, Tanner LLC, is responsible for performing an independent audit of Evans & Sutherland’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon.  The primary function of the Committee is to monitor and oversee these processes.

In connection with these responsibilities, the Committee met with management and the independent registered accounting firm, Tanner LLC, to review and discuss the December 31, 2016 consolidated financial statements.  The Committee also discussed with Tanner LLC the matters required to be discussed by the independent auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Committee also received the written disclosures and the letter from Tanner LLC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and the Committee discussed with Tanner LLC its independence.  The Committee charter can be found on Evans & Sutherland’s website, www.es.com, under the Investor Relations, Corporate Governance section.  The Committee reassesses the adequacy of its charter on a yearly basis.

PRE-APPROVAL POLICIES AND PROCEDURES

The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Committee must approve the permitted service before the independent auditor is engaged to perform it. The Committee has delegated to the Chair of the Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.  All audit, audit-related, tax and other services were pre-approved by the Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The fees paid to Tanner LLC, Evans & Sutherland’s current independent registered public accounting firm, relating to the 2017 and 2016 fiscal years were as follows:

	2017	2016
Audit Fees (1)	$ 164,800	160,200
Tax Fees (2)	32,000	31,500
Total	$ 196,800	191,700

(1)Audit fees represent fees and expenses for professional services provided in connection with the audit of the Company’s financial statements found in the Annual Report on Form 10-K and reviews of the Company’s Quarterly Reports on Form 10-Q.

(2)Tax fees consisted primarily of fees and expenses for professional services related to tax compliance and tax consulting.

The Committee determined that the services provided by and fees paid to Tanner LLC were compatible with maintaining the independent registered accounting firm’s independence.

Based on the Committee’s discussions with management and the independent auditors, and the Committee’s review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that it include Evans & Sutherland’s audited consolidated financial statements in Evans & Sutherland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

L. Tim Pierce

William Schneider

William E. Stringham

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland’s directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland.  Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations from certain reporting persons that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 2017, with all Section 16(a) filing requirements applicable to Evans & Sutherland’s officers, directors and greater than ten percent beneficial owners.

SHAREHOLDER PROPOSALS

If you wish to submit a proposal for the 2019 annual meeting, you must submit it to us by December 10, 2018, in order to be considered for inclusion in Evans & Sutherland’s Proxy Statement and related proxy materials for that meeting.  Otherwise, if you intend to present a proposal at the 2019 annual meeting without including that proposal in Evans & Sutherland’s proxy materials, you must provide advance written notice of the proposal to Evans & Sutherland not later than February 13, 2019.  Address all shareholder proposals to Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108, Attn: Corporate Secretary.  We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the SEC.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Evans & Sutherland’s shareholders may communicate in writing directly with the entire Board of Directors or with specific Board members.  The Board, or its specific members, will give appropriate attention to written communications that are submitted by shareholders, and will respond as appropriate.  In general, the Board, or a specific member, is more likely to give attention to communications relating to corporate governance and long-term corporate strategy than to communications relating primarily to ordinary business affairs, personal grievances and matters as to which Evans & Sutherland tends to receive repetitive or duplicative communications.  If you wish to communicate directly with the entire Board of Directors or a particular Board member, send your written communication addressed to: Board of Directors (or the particular Board member with whom you wish to communicate), Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108.  All communications will be forwarded to the appropriate member(s) of the Board.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the annual meeting.  However, if any other matters properly come before the annual meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

Our Annual Report on Form 10-K (other than the exhibits thereto) for the fiscal year ended December 31, 2017 is available on the Internet at www.es.com/about/proxy/. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.  Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland’s Annual Report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934.  Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.

EVANS & SUTHERLAND COMPUTER CORPORATION

Paul L. Dailey

Chief Financial Officer and Corporate Secretary